Exhibit 99.1

Jet.AI Adopts Limited Duration Stockholders Rights Agreement

LAS VEGAS, NV, Feb. 13, 2026 (GLOBE NEWSWIRE) — Jet.AI Inc. (“Jet.AI” or the “Company”) (Nasdaq: JTAI), an emerging provider of high-performance GPU infrastructure and AI cloud services, today announced the adoption of a limited duration stockholders rights agreement (the “Rights Agreement”) and declared a dividend distribution of one preferred share purchase right on each outstanding share of the Company’s common stock. The rights are designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against abusive tactics to gain control of the Company without paying all stockholders a premium for that control. The rights are intended to enable all of the Company’s stockholders to realize the long-term value of their investment in the Company. The rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors of the Company (the “Board”) prior to attempting a takeover.

The rights will be exercisable only if a person or group acquires 10% or more of the Company’s outstanding common stock. Each right will entitle stockholders to buy one one-thousandth of a share of a new series of junior participating preferred stock.

If a person or group acquires 10% or more of the Company’s outstanding common stock, each right will entitle its holder (other than such person or members of such group) to purchase a number of Company common shares having a market value of twice such price. In addition, at any time after a person or group acquires 10% of the Company’s outstanding common stock, the Board may exchange one share of the Company’s common stock for each outstanding right (other than rights owned by such person or members of such group, which would have become void).

Prior to the acquisition by a person or group of beneficial ownership of 10% of the Company’s common stock, the rights are redeemable for one cent per right at the option of the Board.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to constitute beneficial ownership of the underlying common stock for reporting purposes under Regulation 13D of the Securities Exchange Act—are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s stock are directly or indirectly held by counterparties to the derivatives contracts.

The dividend distribution will be made on February 24, 2026, payable to stockholders on that date and is not taxable to stockholders. The rights will expire on February 12, 2027 unless the rights are earlier redeemed or exchanged.

Further details about the Rights Agreement will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company will file with the U.S. Securities and Exchange Commission (“SEC”).

Paul Hastings LLP is acting as legal counsel to the Company.

About Jet.AI

Jet.AI Inc. is a technology-driven company focused on deploying artificial intelligence tools and infrastructure to enhance decision-making, efficiency, and performance across complex systems. The Company is listed on the NASDAQ Capital Market under the ticker symbol “JTAI.”

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the effectiveness of the rights agreement in providing the Board with time to make informed decisions that are in the best long-term interests of Jet.AI and its stockholders, and other risk factors discussed from time to time in our filings. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Risk Factors” in Item 1A. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Jet.AI Investor Relations:

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com